UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 16, 2011

China Integrated Energy, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34390	65-0854589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dongxin Century Square, 7th Floor Hi-Tech Development District Xi’an, Shaanxi Province, People’s Republic of China 710043
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 86-29 8268 3920

_____________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 16, 2011, China Integrated Energy, Inc. (the “Company”) received a letter from The NASDAQ Stock Market LLC (“Nasdaq”).  Nasdaq indicated in its letter that the continued listing of the Company’s securities on Nasdaq is no longer warranted based on:

(1) public interest concerns pursuant to Nasdaq Listing Rule 5101, raised by (i) the Company’s obstruction of the board’s independent investigation into the recent allegations made by various individuals (the “Investigation”), (ii) the resulting inability of the audit committee to conduct an independent investigation of the serious allegations related to the Company’s business, and (iii) KPMG advising that its previously issued audit report should no longer be relied upon;

(2) the failure by the Company to comply with the majority independent board and audit committee requirements set forth in Listing Rules 5605(b)(1) and 5605(c)(2); and

(3) management’s obstruction of the Investigation prevented the Audit Committee from fulfilling its authority regarding: (i) complaints relating to accounting, internal accounting controls or auditing matters; and (ii) its authority to engage and fund advisors as set forth in Listing Rule 5605(c)(3) and IM-5605-5.

Accordingly, unless the Company requests an appeal of Nasdaq’s determination to delist by May 23, 2011, trading of the Company’s shares of common stock will be suspended at the opening of business on May 25, 2011, and a Form 25NSE will be filed with the Securities and Exchange Commission, which will result in the Company’s securities being removed from listing and registration on Nasdaq.

The Company intends to appeal Nasdaq’s determination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2011	China Integrated Energy, Inc.

	By:	/s/ Xincheng Gao
Name: Xincheng Gao
Title: Chief Executive Officer and President